Exhibit 99.1
Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com
FOR FURTHER INFORMATION:

AT THE COMPANY: Juan-José Román Finance Vice President & CFO (787) 749-4949	INVESTOR RELATIONS: Kathy Waller AllWays Communicate, LLC (312) 543-6708
Triple-S Management Corporation Reports First Quarter 2011 Results
SAN JUAN, Puerto Rico, May 4, 2011 — Triple-S Management Corporation (NYSE:GTS), one of the leading managed care companies in Puerto Rico, today announced consolidated revenues of $503.7 million and operating income of $18.4 million for the three months ended March 31, 2011. Net income of $10.4 million, or $0.36 per diluted share, includes a one-time charge of $6.4 million, or $0.22 per diluted share, to reduce the Company’s net deferred tax assets to reflect a newly enacted income tax rate and an after tax net gain of $3.9 million, or $0.14 per diluted share, related to net realized and unrealized gains and losses on investments and derivatives.
First-Quarter Consolidated Highlights
•	Total consolidated operating revenues were $503.7 million;

•	Operating income was $18.4 million;

•	Excluding the one-time charge to deferred tax assets and an after tax net realized and unrealized gains and losses on investments and derivatives, net income was $12.9 million, or $0.44 per diluted share;

•	Consolidated loss ratio was 83.0% and the medical loss ratio (MLR) was 87.3%;

•	Medicare member month enrollment increased 35.3%;

•	Effective tax rate was 48.0%, including a one-time charge of $6.4 million to reduce the net deferred tax assets to reflect the newly enacted tax rate.
“We begin the first quarter of 2011 as a materially different company, having undergone a significant change in business mix, said Ramón M. Ruiz-Comas, President and Chief Executive Officer. “Our Managed Care business now operates exclusively in the Medicare Advantage (MA) and Commercial segments. The recently completed American Health acquisition solidifies even further our already strong position in the MA market, boosting our market share to about 23%. With an expanded presence in this business and the ability to benefit from American Health’s strong brand name recognition, quality product offering, and incremental expertise, we anticipate that the MA business will stabilize and provide ample opportunity for growth.”
Ruiz-Comas continued, “Overall, this quarter was consistent with our expectations. Our Medicare MLR was higher compared to last year’s first quarter, primarily due to the acquisition of American Health, which has historically operated at a higher medical expense ratio. We also experienced the normal high utilization that typically occurs at the beginning of a new benefit year.”
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“In the Commercial business, our efforts to control costs are ongoing, focusing mainly on the implementation of pricing and underwriting initiatives, as well as utilization strategies, aimed at managing the MLR. As a result, we expect to see a full-year improvement of approximately 100 basis points in this segment’s MLR,” concluded Ruiz-Comas.
Selected Quarterly Details
•	Pro Forma Net Income was $12.9 million, or $0.44 Per Diluted Share. Weighted average shares outstanding were 29.0 million. This compares with pro forma net income of $10.8 million, or $0.37 per diluted share, in the corresponding quarter of 2010, based on weighted average shares outstanding of 29.2 million.

•	Consolidated Premiums Fell 1.8%, to $485.3 million. The decline is principally due to the termination of the Medicaid contracts in the fourth quarter of 2010 offset, in part, by the acquisition of American Health.

•	Consolidated Administrative Service Fees Declined 47.2%, to $6.6 million. The significant decrease reflects the termination of the Medicaid contracts and lower Commercial ASO membership.

•	Managed Care Membership. Fully insured Commercial membership was 498,900, down 2.1% from the same period last year. Medicare membership increased 55.4%, to 103,800, mostly due to the acquisition of American Health. Medicaid fully insured membership was 338,800 at the end of the first quarter of 2010.

•	Consolidated Loss Ratio Fell By 320 Basis Points. The lower consolidated loss ratio reflects the change in business mix, with the addition of more Medicare members and the elimination of the Medicaid business. Consolidated claims incurred were $402.6 million, 5.4% below a year ago, principally due to the termination of the Medicaid contracts.

•	Managed Care MLR Declined By 270 Basis Points, to 87.3%. Decrease is due to a change in business mix. Excluding the effect of the lost Medicaid contracts, the MLR was 140 basis points above last year, reflecting an increased Medicare Advantage MLR due to the addition of American Health, which has a higher MLR than our existing Medicare products, as well as to heightened utilization trends, the reset of the MA margins and benefit changes in our non-dual Medicare offering.

•	Consolidated Operating Expense Ratio Was 16.8%. The consolidated operating expense ratio was 160 basis points higher than the prior year mainly due to a $2 million increase in depreciation and implementation costs related to the new Managed Care IT system and the impact of fixed costs from the loss of the Medicaid business that haven’t yet been fully absorbed. Consolidated operating expenses increased by $5.8 million, or 7.5%, from a year ago. Approximately $3.4 million of the increase is associated with the amortization of intangible assets related to the American Health transaction, as well as increased depreciation expense and other implementation costs related to the new Managed Care IT system.

•	Consolidated Operating Income Increased 12.2%, to $18.4 Million. The increase reflects the American Health acquisition and improved operating income in our complementary businesses, partially offset by higher consolidated operating expenses.

•	Consolidated Operating Income Margin Was 3.7%. The consolidated operating margin improved by 50 basis points year over year due to increased profitability across all of our segments.

•	Consolidated Effective Tax Rate Was 48.0%. The higher effective income tax rate is the result of a $6.4 million one-time charge to reduce the Company’s net deferred tax assets to reflect a newly enacted income tax rate. Puerto Rican tax reform, which became effective in January 2011, decreased the maximum corporate
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tax rate to 30% from 39% and eliminated an additional tax rate imposed in 2009 on a temporary basis.

•	Parent Company Information. As of March 31, 2011, Triple-S Management had $61.8 million in parent company cash, cash equivalents, and investments.

	Pro Forma Net Income
	Three months ended
(Unaudited)	March 31,
(dollar amounts in millions)	2011	2010

Net income	$10.4	$11.2
Less pro forma adjustments:
Charge related to change in enacted tax rate	($6.4)	$0.0
Net realized investment gains (losses), net of tax	5.0	(1.2)
Net unrealized trading investments (losses) gains, net of tax	(1.0)	1.7
Derivative loss, net of tax	(0.1)	(0.1)

Pro forma net income	$12.9	$10.8

Diluted pro forma net income per share	$0.44	$0.37

Segment Performance
Triple-S Management operates in three segments: 1) Managed Care, 2) Life Insurance, and 3) Property and Casualty Insurance. Management evaluates performance based primarily on the operating revenues and operating income of each segment. Operating revenues include premiums earned, net administrative service fees and net investment income. Operating costs include claims incurred and operating expenses. The Company calculates operating income or loss as operating revenues minus operating expenses. Operating margin is defined as operating income or loss divided by operating revenues.
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	Three months ended March 31,
(Unaudited)			Percentage
(dollar amounts in millions)	2011	2010	Change

Premiums earned, net:
Managed Care:
Commercial	$236.4	$234.0	1.0%
Medicare	194.1	120.5	61.1%
Medicaid	2.8	89.3	(96.9%)

Total managed care	433.3	443.8	(2.4%)

Life Insurance	27.0	25.9	4.2%
Property and Casualty	25.7	25.5	0.8%
Other	(0.7)	(1.0)	(30.0%)

Total premiums earned	$485.3	$494.2	(1.8%)

Operating revenues:
Managed Care	$445.1	$462.1	(3.7%)
Life Insurance	31.4	30.1	4.3%
Property and Casualty	27.9	28.2	(1.1%)
Other	(0.7)	(1.3)	(46.2%)

Total operating revenues	$503.7	$519.1	(3.0%)

Operating income:
Managed Care	$12.4	$12.7	(2.4%)
Life Insurance	4.2	3.8	10.5%
Property and Casualty	1.0	(0.9)	211.1%
Other	0.8	0.8	0.0%

Total operating income	$18.4	$16.4	12.2%

Operating margin:
Managed Care	2.8%	2.7%	10 bp
Life Insurance	13.4%	12.6%	80 bp
Property and Casualty	3.6%	-3.2%	680 bp
Consolidated	3.7%	3.2%	50 bp

Depreciation and amortization expense	$5.2	$3.0	73.3%
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	Three months ended
	March 31,
Managed Care Additional Data	2011	2010
(dollar amounts in millions)
Member months enrollment
Commercial:
Fully-insured	1,463,381	1,507,114
Self-funded	724,159	766,283
Total Commercial	2,187,540	2,273,397

Medicare:
Medicare Advantage	246,468	173,655
Stand-alone PDP	26,567	28,125
Total Medicare	273,035	201,780
Medicaid:
Fully-insured	—	1,012,836
Self-funded	—	589,184
Total Medicaid	—	1,602,020

Total member months	2,460,575	4,077,197

Claim liabilities	$292.7	$236.2 *

Days claim payable (excluding American Health)	71.7	71.6 *

Premium PMPM:
Managed care
Commercial	$161.54	$155.26
Medicare	$710.90	$597.19
Medicaid	—	$88.17

Consolidated loss ratio	83.0%	86.2%

Medical loss ratio	87.3%	90.0%
Commercial	90.6%	90.5%
Medicare Advantage	86.8%	82.1%
Medicare Part D	86.8%	69.9%
Medicaid	—	100.0%

Adjusted Medical Loss Ratio	88.4%	88.2%
Commercial	90.1%	90.6%
Medicare Advantage	86.2%	81.2%
Medicare Part D	88.1%	82.5%
Medicaid	—	91.4%

Consolidated operating expense ratio	16.8%	15.2%

Managed Care Operating expense ratio	12.3%	10.9%

*	Information provided as of December 31, 2010.
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Managed Care	As of March 31,
Membership by Segment	2011	2010

Members:
Commercial:
Fully-insured	498,909	509,551
Self-insured	221,073	254,334

Total Commercial	719,982	763,885

Medicare:
Medicare Advantage	94,884	57,277
PDP	8,910	9,494

Total Medicare	103,794	66,771

Medicaid:
Fully-insured	—	338,789
Self-insured	—	195,436

Total Medicaid	—	534,225

Total members	823,776	1,364,881

2011 Guidance
Ruiz-Comas said, “Having completed our first quarter of 2011, we remain focused on driving organic growth in the Commercial and MA businesses and reducing our MLR and operating expenses, in order to further boost margins. We are revising our expectations for the consolidated effective tax rate, which reflects the one-time charge to reduce our net deferred tax assets as the result of the newly enacted Puerto Rico tax reform. The effect of this additional tax expense is excluded from our pro-forma earnings per share guidance. We are reaffirming all other metrics in our guidance.”

2011 Range
Medical enrollment fully-insured (member months)	7.1-7.3 million
Medical enrollment self-insured (member months)	2.5-2.6 million
Consolidated operating revenues (in billions)	$2.0-$2.2
Consolidated loss ratio	83.0%-84.0%
Medical loss ratio	87.0%-88.0%
Consolidated operating expense ratio	15.3%-15.8%
Consolidated operating income (in millions)	$89.0-$95.0
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2011 Range
Consolidated effective tax rate	26%-28%
Pro forma earnings per share	$2.13-$2.23
Weighted average of diluted shares outstanding (in millions)	29.1
Conference Call and Webcast
Management will host a conference call and webcast on May 4, 2011 at 9:00 a.m. Eastern Time to discuss its financial results for the three months ended March 31, 2011, as well as expectations for future earnings. To participate, callers within the U.S. and Canada should dial 1-877-941-8609, and international callers should dial 1-480-629-9819 about five minutes before the presentation.
To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s Web site at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s Web site, will be available about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the Web site.
About Triple-S Management Corporation
Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management also has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico and the U.S. Virgin Islands. With more than 50 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial and Medicare Advantage markets under the Blue Cross Blue Shield brand through its subsidiary Triple-S Salud, Inc. and effective February 2011, also offer non-branded Medicare products through American Health Inc. In addition to its managed care business, Triple-S Management provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico.
For more information about Triple-S Management, visit www.triplesmanagement.com or contact kwaller@allwayscommunicate.com.
Forward-Looking Statements
This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.
All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of
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various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).
In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:
•	Trends in health care costs and utilization rates

•	Ability to secure sufficient premium rate increases

•	Competitor pricing below market trends of increasing costs

•	Re-estimates of policy and contract liabilities

•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance

•	Significant acquisitions or divestitures by major competitors

•	Introduction and use of new prescription drugs and technologies

•	A downgrade in the Company’s financial strength ratings

•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

•	Ability to contract with providers consistent with past practice

•	Ability to successfully implement the Company’s disease management and utilization management programs

•	Volatility in the securities markets and investment losses and defaults

•	General economic downturns, major disasters, and epidemics
This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.
Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.
-FINANCIAL TABLES ATTACHED-
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Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

	Unaudited
	March 31,	December 31,
	2011	2010
Assets

Investments	$1,130,620	$1,105,926
Cash and cash equivalents	70,388	45,021
Premium and other receivables, net	290,054	325,780
Deferred policy acquisition costs and value of business acquired	145,385	146,086
Property and equipment, net	79,061	76,745
Other assets	114,613	59,812

Total assets	$1,830,121	$1,759,370

Liabilities and Stockholders’ Equity

Policy liabilities and accruals	$807,952	$760,028
Accounts payable and accrued liabilities	231,947	216,043
Long-term borrowings	165,617	166,027

Total liabilities	1,205,516	1,142,098

Stockholders’ equity:
Common stock	28,853	28,816
Other stockholders equity	595,752	588,456

Total stockholders’ equity	624,605	617,272

Total liabilities and stockholders’ equity	$1,830,121	$1,759,370

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Condensed Consolidated Statements of Earnings
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	Unaudited	Historical
	2011	2010
Revenues:
Premiums earned, net	$485,271	$494,177
Administrative service fees	6,595	12,498
Net investment income	11,798	12,423

Total operating revenues	503,664	519,098

Net realized investment gains (losses):
Total other-than-temporary impairment losses on securities	—	(1,855)
Net realized gains, excluding other-than-temporary impairment losses on securities	5,893	476

Total net realized investment gains	5,893	(1,379)

Net unrealized investment gain on trading securities	(1,141)	2,030
Other income, net	14	152

Total revenues	508,430	519,901

Benefits and expenses:
Claims incurred	402,573	425,828
Operating expenses	82,711	76,871

Total operating costs	485,284	502,699

Interest expense	3,127	3,228

Total benefits and expenses	488,411	505,927

Income before taxes	20,019	13,974

Income tax expense	9,649	2,782

Net income	$10,370	$11,192

Basic net income per share	$0.36	$0.38

Diluted earnings per share	$0.36	$0.38
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Condensed Consolidated Statements of Cash Flows
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	Unaudited	Historical
	2011	2010
Net cash provided by operating activities	$102,162	$30,491

Cash flows from investing activities:
Proceeds from investments sold or matured:
Securities available for sale:
Fixed maturities sold	14,986	23,272
Fixed maturities matured/called	33,964	35,415
Equity securities	9,458	401
Securities held to maturity:
Fixed maturities matured/called	181	1,250
Acquisition of investments:
Securities available for sale:
Fixed maturities	(32,224)	(83,024)
Equity securities	(29,134)	(1,295)
Net inflows / (outflows) for policy loans	(11)	(50)
Acquisition of business, net of $27,430 of cash acquired	(55,998)	—
Net capital expenditures	(3,977)	(4,878)

Net cash used in investing activities	(62,755)	(28,909)

Cash flows from financing activities:
Change in outstanding checks in excess of bank balances	3,454	(4)
Payments of short-term borrowings, net	(15,575)	—
Repayments of long-term borrowings	(410)	(410)
Repurchase and retirement of common stock	(1,557)	—
Proceeds from policyholder deposits	1,824	2,052
Surrenders of policyholder deposits	(1,776)	(2,251)

Net cash used in financing activities	(14,040)	(613)

Net increase in cash and cash equivalents	25,367	969

Cash and cash equivalents, beginning of period	45,021	40,376

Cash and cash equivalents, end of period	$70,388	$41,345

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